Exhibit 10.1

AMENDMENT TO (1) CREDIT AGREEMENT AND GUARANTY
AND (2) WARRANT

This AMENDMENT TO CREDIT AGREEMENT AND GUARANTY AND WARRANT, dated as of June 1, 2017 (this “Amendment”), is made by and among ALLIQUA BIOMEDICAL, INC., a Delaware Corporation (the “Borrower”), AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”; the Borrower and the Guarantor are each also referred to herein individually as an “Obligor” and collectively as the “Obligors”) and PERCEPTIVE CREDIT HOLDINGS, L.P., a Delaware limited partnership (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Credit Agreement and Guaranty, dated as of May 29, 2015, as subsequently amended and otherwise modified, with the most recent such amendment and modification being Amendment No. 2 to the Forbearance and Amendment Agreement, dated as of April 27, 2017, among the Borrower, the Guarantor and the Lender (as so amended or otherwise modified and in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”);

WHEREAS, in connection with, and as a condition precedent to, the making of the initial Loan by the Lender to the Borrower pursuant to the Existing Credit Agreement, the Borrower issued to the Lender a warrant (the “Initial Warrant”) exercisable into shares of the Borrower’s Common Stock;

WHEREAS, the Initial Warrant was subsequently amended and otherwise modified several times, with the most recent amendment being an amendment and restatement that became effective on April 6, 2017 (as so amended or otherwise modified and in effect immediately prior to the effectiveness of this Amendment, the “Existing Warrant”); and

WHEREAS, the Borrower has requested that the Lender agree to certain additional amendments and modifications to the Existing Credit Agreement and the Existing Warrant as further described herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Article I
definitions

SECTION 1.1.     Certain Terms. The following terms (whether or not highlighted in bold and/or italics) when used in this Amendment, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Borrower” is defined in the preamble.

“Existing Credit Agreement” is defined in the first recital.

“Existing Warrant” is defined in the third recital.

“Guarantor” is defined in the preamble.

“Initial Warrant” is defined in the second recital.

“Lender” is defined in the preamble.

“Obligor” is defined in the preamble.

Article II
amendmentS TO EXISTING CREDIT AGREEMENT

The Existing Credit Agreement is hereby amended in accordance with this Article II.  Except as expressly so amended, the parties hereto expressly acknowledge and agree that all other terms and provisions of the Existing Credit Agreement and each other Loan Document shall continue in full force and effect without amendment or other modification of any type.

SECTION 2.1.     Amendment to Section 3.2(a) of the Existing Credit Agreement. Effective on (and subject to the occurrence of) the Amendment Effective Date, Section 3.2(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)     On the last Business Day of each calendar month that follows July 31, 2017, the Borrower shall make a scheduled principal payment on the Loan in the amount of $225,000, payable in cash, with any remaining unpaid balance of the Loan being payable in cash on the Maturity Date.”

Article III
amendmentS TO EXISTING WARRANT

The Existing Warrant is hereby amended in accordance with this Article III.  Except as expressly so amended, the parties hereto expressly acknowledge and agree that all other terms and provisions of the Existing Warrant and each other Loan Document shall continue in full force and effect without amendment or other modification of any type.

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SECTION 3.1.     Amendment to the Preamble of the Existing Warrant. Effective on (and subject to the occurrence of) the Amendment Effective Date, the preamble of the Existing Warrant is hereby amended and restated in its entirety as follows:

“FOR VALUE RECEIVED, ALLIQUA BIOMEDICAL, INC., a Delaware corporation (the “Company”), hereby certifies that PERCEPTIVE CREDIT HOLDINGS, LP (the “Initial Holder”), as the assignee of Perceptive Credit Opportunities Fund, LP, is entitled to purchase from the Company 2,100,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Exercise Price (defined below), all subject to the terms, conditions and adjustments set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.”

Article IV
conditions precedent

This Amendment shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lender (the date when all such conditions are so satisfied being the “Amendment Effective Date”):

SECTION 4.1.     Counterparts. The Lender shall have received counterparts of this Amendment executed on behalf of the Borrowers, the Guarantor, and the Lender.

SECTION 4.2.     Effective Date Certificate. The Lender shall have received a certificate, dated as of the Amendment Effective Date and duly executed and delivered by an Authorized Officer of the Borrower and each Guarantor certifying as to the matters set forth in Articles V and VI hereof, in form and substance satisfactory to the Lender.

SECTION 4.3.     Costs and Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Section 11.3 of the Existing Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Lender), if then invoiced, together with any other fees separately agreed to by the Borrower and the Lender.

SECTION 4.4.     Satisfactory Legal Form, etc. All legal matters incident to the effectiveness of this Amendment shall be reasonably satisfactory to the Lender and its counsel.

Article V
Representations and Warranties

To induce the Lender to enter into this Amendment, each Obligor represents and warrants to the Lender as set forth below.

SECTION 5.1.     Validity, etc. This Amendment, the Existing Credit Agreement (after giving effect to this Amendment) and the Existing Warrant (after giving effect to this Amendment) each constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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SECTION 5.2.     Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Amendment the following statements shall be true and correct:

(a)       the representations and warranties set forth in each Loan Document (as defined in the Existing Credit Agreement) shall, in each case, be, in the case of representations and warranties qualified as to knowledge, materiality, Material Adverse Effect (as defined in the Existing Credit Agreement) or any similar qualification, true and correct in all respects, and, in the case of those representations and warranties that are not so qualified, in all material respects, with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)       no Default shall have then occurred and be continuing other than the Specified Defaults (as defined in Amendment No. 2 to the Amendment and Forbearance Agreement, dated as of April 27, 2017).

Article VI
Confirmation

SECTION 6.1.     Reaffirmation. Each Obligor hereby consents to the modifications made to the Loan Documents pursuant to this Amendment and hereby agrees that, after giving effect to this Amendment, each Loan Document to which it is a party, and all Obligations thereunder (including the guarantees made pursuant to Article X of the Existing Credit Agreement), are and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the Amendment Effective Date, all references in such Loan Documents to the “Credit Agreement”, the “Warrant”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Existing Credit Agreement, the Existing Warrant and the other Loan Documents, as amended or otherwise modified by this Amendment.

SECTION 6.2.     Validity, etc. Each Obligor hereby represents and warrants, as of the Amendment Effective Date, that immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Article VII
Miscellaneous

SECTION 7.1.     No Waiver. Nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default or compliance with any term or condition contained in the Existing Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. The Lender reserves all rights, privileges and remedies under the Existing Credit Agreement, the Existing Warrant and the other Loan Documents.

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SECTION 7.2.     Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 7.3.     Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

SECTION 7.4.     Cross-References; Headings. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.

SECTION 7.5.     Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article XI thereof and all rules of interpretation set forth in Article I thereof.

SECTION 7.6.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 7.7.     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.8.     Governing Law. This AMENDMENT shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

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SECTION 7.9.     Full Force and Effect; Limited Amendment. Except as expressly amended hereby, the Obligors each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement, the Existing Warrant and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.  The amendments and other waivers and modifications set forth in this Amendment shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, the Existing Warrant or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lender under the Existing Credit Agreement, the Existing Warrant or any of the other Loan Documents.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

ALLIQUA BIOMEDICAL, INC.,

By:	/s/ Brian M. Posner
Name: Brian M. Posner Title: Chief Financial Officer

GUARANTOR:

AQUAMED TECHNOLOGIES, INC.,

By:	/s/ Brian M. Posner
Name: Brian M. Posner Title: Chief Financial Officer

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LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ James Mannix
Name: James Mannix
Title: Chief Operating Officer

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